UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): November 18, 2016

HISTOGENICS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36751	04-3522315
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

830 Winter Street, 3rd Floor

Waltham, Massachusetts 02451

(781) 547-7900

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 18, 2016, Histogenics Corporation (the “Company”) received a notice (the “Notice”) from The NASDAQ Stock Market LLC (“NASDAQ”) stating that, because the Company did not maintain a minimum Market Value of Listed Securities (“MVLS”) of $50,000,000 for the last 30 consecutive business days, the Company was no longer in compliance with NASDAQ Listing Rule 5450(b)(2)(A). The Notice has no immediate effect on the listing or trading of the Company’s common stock on The NASDAQ Global Market and the common stock will continue to trade under the symbol “HSGX”.

The Notice states that, in accordance with NASDAQ Listing Rule 5810(c)(3)(C), the Company has been provided a period of 180 calendar days, or until May 17, 2017, to regain compliance with the minimum MVLS listing requirement. The Notice also states that if, at any time on or before May 17, 2017, the MVLS of the Company’s common stock closes at $50,000,000 or more for a minimum of 10 consecutive business days, NASDAQ will provide the Company with written confirmation that the Company has achieved compliance with the minimum MVLS listing requirement and the matter will be closed.

In the event that the Company does not regain compliance with the minimum MVLS listing requirement on or before May 17, 2017, NASDAQ will provide the Company with written notification that its securities are subject to delisting. At that time, the Company would be permitted to appeal the delisting determination to a NASDAQ Hearings Panel or apply to transfer its common stock to The NASDAQ Capital Market (provided that it satisfied the requirement for continued listing on that market).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HISTOGENICS CORPORATION

Date: November 21, 2016	By:	/s/ Adam Gridley
Adam Gridley
President and Chief Executive Officer